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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MOTOROLA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

        On March 27, 2003, Motorola, Inc. filed its definitive proxy statement with the Securities and Exchange Commission via EDGAR. Due to a technical error in the transmission, an appendix to the proxy statement was inadvertently omitted from the electronic submission. Appendix A, the Charter of the Audit and Legal Committee, has been attached hereto and is being filed as an addition to the proxy statement. Appendix A will appear in its intended position in the printed proxy statement that is being mailed to Motorola's stockholders.

Audit and Legal Committee Charter
(as approved by the Board of Directors
on February 4, 2003)

PURPOSES

        The Audit and Legal Committee is appointed by the Board of Directors for the primary purposes of:

  •
  Assisting the Board of Directors in fulfilling its oversight responsibilities as they relate to the Company's accounting policies, internal controls, financial reporting practices and legal and regulatory compliance.

  •
  Monitoring the independence and performance of the Company's external auditors and internal auditors.

  •
  Maintaining, through regularly scheduled meetings, a line of communication between the Board of Directors and the Company's financial management, internal auditors and external auditors.

  •
  Overseeing compliance with the Company's policies for conducting business, including ethical business standards as specified in Motorola's Code of Business Conduct.

COMPOSITION AND QUALIFICATIONS

        The Committee shall be appointed by the Board of Directors and shall be comprised of three or more Directors (as determined from time to time by the Board), each of whom shall meet the independence and experience requirements of the New York Stock Exchange.

  •
  Each member of the Committee will be a Director who is not otherwise employed by the Company nor has been so employed at any time during the three years prior to the time they are appointed to the Committee.

  •
  Each member of the Committee will have and maintain independence from management of the Company in accordance with the standards of independence required by the New York Stock Exchange.

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  Each member of the Committee shall be financially literate (as such qualification is interpreted by the Board of Directors in its business judgment).

  •
  At least one member of the Committee shall have accounting or related financial management expertise (as such qualification is interpreted by the Board of Directors in its business judgment).

ORGANIZATION AND PROCEDURES

        1.    The Board of Directors shall appoint one member of the Committee as the Chair. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee. The Chair shall be responsible for leadership of the Committee, including scheduling meetings, preparing agendas and making regular reports to the Board of Directors.

        2.    The Committee shall have the authority to establish its own rules and procedures, consistent with the bylaws of the Company, for notice and conduct of its meetings should the Committee, in its discretion, deem it desirable to do so.

        3.    The Committee may, in its discretion, request that management, the external auditors, the internal auditors or counsel undertake special projects or investigations which it deems necessary to fulfill its responsibilities. The Committee shall also have the authority to retain, at the Company's expense, special legal, accounting or other consultants to advise the Committee.

MEETINGS

        1.    The Committee may include in its meetings members of the Company's management, representatives of the external auditors, internal auditors and other personnel employed or retained by the Company or Committee.

        2.    To the extent necessary, the Committee may meet with the controller, the senior internal auditing executive or the external auditors in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without senior management's presence. The Committee may also meet privately with senior management, as it deems appropriate.

RESPONSIBILITIES

Annual Audit

        The Committee will:

        1.    Meet with the external auditors and senior management prior to the annual audit to discuss planning and staffing of the audit.

        2.    Review the annual audited financial statements and discuss them with senior management and the external auditors. In connection with such review, the Committee will:

  •
  Discuss with the external auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61 relating to the conduct of the audit.

  •
  Review with senior management and the external auditors significant financial reporting judgments made in connection with the preparation of the Company's financial statements.

  •
  Review changes in accounting or auditing policies, including resolution of any significant reporting or operational issues affecting the financial statements,

                                    APPENDIX A    A-1

    as suggested by the external auditors, internal auditors or management.

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  Review with the external auditors any problems encountered in the course of their audit, including any change in the scope of the planned audit work and any restrictions placed on the scope of such work, any management letter provided by the external auditors, and management's response to such letter.

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  Review with senior management and the external auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

        3.    Based on its review of the annual audited financial statements, make its recommendation to the Board of Directors as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K.

Quarterly Review

        4.    The Committee (or, at the discretion of the Committee, the Chair acting on behalf of the Committee) shall be provided the opportunity to discuss with senior management and the external auditors:

  (i)  The Company's interim financial statements to be included in the Quarterly Report on Form 10-Q prior to its filing;

  (ii)  The quarterly earnings announcement prior to its release (if practicable); and

  (iii)  The results of the review of the interim financial statements by the external auditors.

Appointment and Evaluation of External Auditors

        5.    The Company's external auditors shall be ultimately accountable to the Committee and the Board of Directors. The Committee has the ultimate authority and responsibility to appoint, select, evaluate and, where appropriate, replace the external auditors. In connection with its oversight of the external audit activities, the Committee will:

  •
  Appoint the external auditors each year.

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  Review and evaluate:

  (i)  The experience and qualifications of the senior members of the external auditor team;

  (ii)  The quality control procedures of the external auditor; and

  (iii)  The performance of the external auditors,

    as the basis for the appointment or replacement of the external auditors.

  •
  Approve the fees to be paid to the external auditor for audit services.

Ensure Independence of External Auditors

        6.    The Committee shall obtain confirmation and assurance as to the external auditors' independence, including ensuring that they submit on a periodic basis (not less than annually) to the Committee a formal written statement delineating all relationships between the external auditors and the Company.

        7.    The Committee shall actively engage in a dialogue with the external auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the external auditors and for recommending that the Board of Directors take appropriate action in response to the external auditors' report to satisfy itself of their independence.

        8.    The Committee shall establish a policy with regard to the retention of the external auditors for any non-audit services and shall, consistent with that policy, approve the retention of the external auditors to perform such services and the fee for such services, if required by that policy.

        9.    Establish guidelines for the Company's hiring of employees of the external auditors who were engaged on the Company's account.

Oversee Internal Audit Activities

        10.  In connection with its oversight responsibilities, the Committee will:

  •
  Review the appointment or replacement and performance of the senior internal auditing executive.

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  Review, in consultation with senior management, the external auditors and the senior internal auditing executive, the plan and scope of internal audit activities.

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  Review internal audit activities, budget, staffing and qualifications of the audit staff.

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  Review significant reports to management prepared by the internal auditing department and management's responses to such reports.

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  Review with senior management and the external auditor any correspondence with regulatory or governmental agencies that raise material issues regarding the Company's financial statements or accounting policies.

Internal Controls

        11.  The Committee will review with the external auditors and the senior internal auditing executive:

  •
  The adequacy and effectiveness of the Company's internal accounting and financial controls, including computerized information system controls and security, and consider any recommendations for improvement of such controls, and

A-2    APPENDIX A

  •
  Any related significant findings and recommendations of the external auditors and internal auditors together with senior management's responses thereto.

        12.  The Committee will meet periodically with senior management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

Legal Matters

        13.  The Committee will periodically review legal matters concerning the Company. In connection with such review, the Committee will:

  •
  Review periodically with senior management and/or the Company's General Counsel any legal matters (including the status of pending litigation) that could have a material impact on the Company's financial statements,

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  Review the Company's compliance with applicable laws and regulations and any material reports or inquiries from regulatory or government agencies,

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  Receive periodic input from the Law Department,

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  Review the Company's policy, practice, staffing and posture regarding legal matters, and

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  Review the Company's relationship with external attorneys.

Business Ethics and Compliance

        14.  The Committee will review the Company's business ethics and compliance policies and programs and advise the Board with respect thereto.

Health, Safety and Environment Audit

        15.  Receive reports from the Health, Safety and Environment audit function and advise the Board with respect thereto.

Miscellaneous

        The Committee will:

        16.  Prepare the report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Company's proxy statement for each annual meeting.

        17.  Review and reassess annually the adequacy of this Audit and Legal Committee Charter and recommend any proposed changes to the Board of Directors.

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the external auditors or to assure compliance with laws and regulations and the Company's corporate policies.

        Nothing contained in this Charter is intended to alter or impair the operation of the "business judgment rule" as interpreted by the courts under the Delaware General Corporation Law. Further, nothing contained in this Charter is intended to alter or impair the right of the members of the Committee to rely, in discharging their oversight role, on the records of the Company and on other information presented to the Committee, Board of Directors or Company by its officers or employees or by outside experts such as the external auditors.

                                    APPENDIX A    A-3

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Audit and Legal Committee Charter (as approved by the Board of Directors on February 4, 2003)